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                                                                   EXHIBIT 15.1



                LETTER ON UNAUDITED INTERIM FINANCIAL INFORMATION






MoliChem Medicines, Inc.
100 Europa Drive
Suite 421
Chapel Hill, North Carolina 27514

Gentlemen:

         We are aware of the incorporation in the Registration Statement on Form SB-2 and related Prospectus of MoliChem Medicines, Inc. of unaudited financial information for the three and six months ended June 30, 2001 and 2000 which was prepared by us. We did not audit this financial information nor did we express an opinion on this financial information.



                                  ROGOFF AND COMPANY, P.C.



New York, New York
September 28, 2001


                                      E-103